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                                  EXHIBIT 17



                             PERSONS CONTROLLED BY
                         OR UNDER COMMON CONTROL WITH
                                THE REGISTRANT
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                             PERSONS CONTROLLED BY
                         OR UNDER COMMON CONTROL WITH
                                THE REGISTRANT

Below is a list of all persons directly or indirectly controlled by or under common control with the Registrant and (i) the state of organization, (ii) the basis of control, and (iii) the principal business for each entity (information on each subsidiary is indented following information on the controlling owner):

1.   UNITED SERVICES AUTOMOBILE ASSOCIATION ("USAA")
     Texas reciprocal interinsurance exchange. Parent Company/Insurer/Holding Company

     Organized to provide insurance coverage (personal-line property and casualty insurance policies only) for eligible members. Essentially, eligibility for subscribership is limited to active, inactive and retired commissioned officers and warrant officers of the United States Army, Navy, Air Force, Marine Corps, Coast Guard Reserves, National Guard and a limited group of other related personnel.

     A.   USAA CORPORATE ATTORNEY IN FACT, INC.
          Delaware non-insurance corporation, wholly owned by USAA.

          Organized to be the corporate attorney in fact of Garrison Property & Casualty Association, acquired by USAA on December 31, 1997.

     B.   GARRISON PROPERTY & CASUALTY ASSOCIATION
          Texas Reciprocal Interinsurance Exchange.

          Organized to provide insurance coverage (personal-line property and casualty policies only) for persons not eligible for current USAA property and casualty coverage.

2.   USAA LIFE INSURANCE COMPANY
     Texas corporation, wholly owned by USAA.

     Organized to provide a complete line of life insurance products and services to the general public.

3.   USAA LIFE GENERAL AGENCY, INC.
     Colorado corporation, wholly owned by USAA Life Insurance Company.

     Organized to provide a complete line of life and health insurance products to the general public on a brokerage basis.

4.   USAA LIFE INSURANCE COMPANY OF NEW YORK
     New York corporation, wholly owned by USAA Life Insurance Company

     Organized to provide life insurance and annuity products to residents of New York.

5.   USAA INSURANCE AGENCY, INC. (Alabama)
     Alabama corporation, wholly owned by USAA Life Insurance Company

     Organized to provide a complete line of life and health insurance products to the general public on a brokerage basis.

6.   USAA GENERAL INDEMNITY COMPANY
     Texas corporation, wholly owned by USAA.

     Organized to provide (i) federal flood insurance to USAA members and former dependents and (ii) automobile insurance to USAA members residing in California.


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7.   USAA CASUALTY INSURANCE COMPANY
     Texas corporation, wholly owned by USAA.

     Organized to provide the insurance needs of persons who do not meet the subscribership eligibility requirements of USAA but are: (i) residual market policyholders under Automobile Insurance Plans of the various states; (ii) non-dependent children of USAA members; (iii) assigned risks; and/or (iv) senior Foreign Officers of the United States government.

8.   USAA COUNTY MUTUAL INSURANCE COMPANY
     County Mutual Insurance Company (Texas) wholly-owned by USAA.

     Organized to provide auto insurance to USAA Group - eligible drivers who reside in Texas.

9.   USAA GENERAL AGENCY, INC.
     Texas corporation, wholly owned by USAA.

     Organized to act as a managing general insurance agency for property and casualty insurance products offered by non-USAA companies. The services of this company are available to the general public.

10.  USAA INSURANCE AGENCY, INC.
     California corporation, wholly owned by USAA General Agency, Inc.

     Organized to provide insurance coverage to USAA members and associate members for selected coverages not offered by USAA.

11.  USAA INSURANCE AGENCY, INC. (Florida)
     Florida corporation, wholly owned by USAA General Agency, Inc.

     Organized to provide insurance coverage to USAA members and associate members for selected coverages not offered by USAA.

12.  USAA LIMITED
     United Kingdom corporation, wholly owned by USAA.

     Organized to provide USAA members who live in the United Kingdom with automobile liability and property damage insurance which meets the requirements of the British Road Traffic Act. As a reciprocal exchange, and thus incorporated, the parent organization may not be licensed by the British Board of Trade.

13.  USAA FUNDING COMPANY
     Delaware corporation, wholly owned by USAA.

     Organized to facilitate the acquisition of preferred stock issued by USAA insurance companies.

14.  USAA PROPERTY HOLDINGS, INC.
     Delaware corporation, wholly owned by USAA.

     Organized to invest in certain real estate limited partnerships, the asset of which are comprised of housing units which qualify for significant federal tax credits.

15.  CAPITAL MANAGEMENT COMPANY
     Delaware corporation, wholly-owned indirect subsidiary of USAA.

     Organized to serve as a unitary savings and loan holding company of USAA Federal Savings Bank.

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16.  USAA ALLIANCE SERVICES COMPANY
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to engage in the business of wholesale and retail sales of goods and to provide consumer-oriented and travel agency services to customers, subscribers and the general public.

17.  USAA MERCHANDISE SERVICES COMPANY
     Delaware corporation, wholly owned by the USAA Alliance Services Company

     Organized to act as a corporate General Partner for USAA Alliance Services Company

18.  USAA ALLIANCE SERVICES L.P.
     Delaware limited partnership. USAA owns 99% as Limited Partner with the remaining 1% owned by USAA Alliance Services Company as General Partner.

     Organized to provide travel and discount buying services to its subscribers through a limited partnership structure.

19.  USAA INFORMATION TECHNOLOGY COMPANY
     Delaware corporation, wholly owned by USAA.

     Organized to act as the corporate general partner in the administration and management of the business operations of USAA Information Technology, L.P.

20.  USAA INFORMATION TECHNOLOGY, L.P.
     Delaware limited partnership, wholly owned by USAA. USAA owns 99% as a Limited Partner with the remaining 1% owned by USAA Information Technology Company as General Partner.

     Organized to engage in the provision of information technology and related services primarily to USAA and its subsidiary and affiliates.

21.  USAA CAPITAL CORPORATION
     Unitary Diversified Savings & Loan Company organized as a Delaware corporation, wholly owned by USAA.

     Organized to act as a holding company for all USAA non-insurance companies (except USAA Funding Company and USAA Property Holdings, Inc.) and as a general purpose financing company for USAA, its subsidiaries and affiliates.

22.  USAA FINANCIAL SERVICES CORPORATION
     Utah corporation, wholly owned by USAA Capital Corporation.

     Organized as a Utah Industrial Loan Company.

23.  HTO, INC.
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized for ownership of certain real property and mineral assets in the La Cantera Development and other legally permissible corporate activities.

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24.  INSTITUTIONAL REALTY INVESTORS, INC.
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to acquire a geographically diverse portfolio consisting primarily of industrial properties located in major metropolitan markets in the United States. The corporation will offer shares of the common stock of the company primarily to tax-qualified "employee pension benefit plans" covered by Title I of ERISA.

25.  USAA CAPITAL DEVELOPMENT, INC.
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to engage in real estate investment, management and other legally permissible corporate activities.

26.  USAA FINANCIAL PLANNING NETWORK, INC.
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to provide personalized financial planning services to the general public.

27.  USAA INVESTMENT CORPORATION
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to serve as a holding company for USAA Investment Management Company and USAA Transfer Agency Company.

28.  USAA INVESTMENT MANAGEMENT COMPANY
     Delaware corporation, wholly owned by USAA Investment Corporation.

     Organized to serve as the financial manager and investment advisor of the certain mutual funds and as the exclusive underwriter and distributor of their shares. It carries out the investment policies of the mutual funds, manages their portfolios, markets their shares and provides certain administrative services. This company also provides investment management and advisory services for the benefit of USAA and its affiliated companies. This company serves as broker-dealer for investment instruments (common stock, preferred stock and corporate bonds) of publicly traded corporations offered on major stock exchanges and offers discount brokerage services.

29.  USAA TRANSFER AGENCY COMPANY
     d/b/a USAA SHAREHOLDER ACCOUNT SERVICES
     Delaware corporation, wholly owned by USAA Investment Corporation.

     Organized to engage in the business of facilitating the prompt and accurate clearance and settlement of securities transactions, to safeguard funds and securities in its custody or control or for which it is responsible in compliance with the provisions of the Securities and Exchange Act of 1934,
     Section 17A.

30.  USAA TRACO Service, GmbH, Inc.
     German corporation, 80% owned by USAA Investment Management Company, and 20% owned by USAA Transfer Agency Company.

     No current corporate operations.

31.  USAA FEDERAL SAVINGS BANK
     Federally chartered savings association (Texas), wholly owned by USAA Capital Corporation.

     Organized to offer personal banking services to the general public.

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32.  USAA RELOCATION SERVICES, INC.
     Texas corporation, wholly owned by USAA Federal Savings Bank.

     Organized to provide nationwide counseling services for customers contemplating moving and the sale or purchase of a home through its association with PHH Destination Services, the industry leader in relocation services.

33.  USAA SAVINGS BANK
     Nevada Chartered Thrift Company, wholly owned by USAA Federal Savings Bank

     Organized to engage in the activities of a Nevada chartered thrift company.

34.  USAA FINANCIAL ADMINISTRATION COMPANY
     Delaware corporation, USAA Federal Savings Bank owns 100% of the Class A Common (voting) Stock and USAA owns 100% of the Class B (nonvoting) Stock.

     Organized to act as General Partner of USAA Financial Partners Limited,
     L.P.

35.  CAPITAL FINANCIAL RESOURCES COMPANY
     Delaware corporation, USAA Federal Savings Bank owns 100% of the Class A Common (voting) Stock and USAA owns 100% of the Class B Common (nonvoting) Stock.

     Organized to act as Limited Partner of USAA Financial Partners Limited,
     L.P.

36.  USAA FINANCIAL PARTNERS LIMITED, L.P.
     Delaware limited partnership. USAA Financial Administration Company owns 1% of the partnership as General Partner and Capital Financial Resources Company owns 99% as Limited Partner.

     Organized to enable USAA Federal Savings Bank to continue to maintain low cost funding sources, diversify its funding sources, manage interest rate risk and more efficiently manage tax and other liabilities associated with its credit card business.

37.  LA CANTERA DEVELOPMENT COMPANY
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to develop or sell land in northwest San Antonio, Texas.

38.  LA CANTERA GROUP, LIMITED PARTNERSHIP
     Texas limited partnership. La Cantera Development Company owns a 51% interest as General Partner with the remaining 49% owned by La Cantera Properties, Inc. as Limited Partner.

     Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with certain real property located in San Antonio, Bexar County, Texas.

39.  FIESTA TEXAS THEME PARK, LTD.
     Texas limited partnership. La Cantera Group, Limited owns an 85.89% interest as General Partner with the remaining 14.11% owned by La Cantera Properties, Inc.

     Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with a parcel of real property located in San Antonio, Bexar County, Texas, and to operate the theme park constructed on said parcel of property.

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40.  LA CANTERA PROPERTIES, INC.
     Delaware corporation, wholly owned by La Cantera Development Company.

     Organized for the purpose of acquiring, developing, owning, managing, and/or disposing of real estate.

41.  LA CANTERA HOSPITALITY, INC.
     Delaware corporation, wholly owned by La Cantera Development Company.

     Organized to develop and own a hotel, resort and golf course.

42.  LA CANTERA RESORT, LTD.
     Texas limited partnership. La Cantera Hospitality, Inc. owns 93% as a Limited Partner with La Cantera Properties, Inc. owning the remaining 7% as General Partner.

     Organized to acquire, develop, own and operate a resort property located in Bexar County, Texas.

43.  LCWW PARTNERS JOINT VENTURE
     Texas joint venture. La Cantera Resort, Ltd. owns 76.67% as a Managing Venturer with the remaining portion owned by a non-affiliated entity as Venturer, both entities having an equal vote in the management of the venture.

     Organized to acquire, develop, own and operate a resort property in Bexar County, Texas.

44.  USAA REAL ESTATE COMPANY
     Delaware corporation, wholly owned by USAA Capital Corporation.

     Organized to engage in the acquisition, development, ownership, and sale of real estate and other types of property and securities by purchase, lease or otherwise. Makes a wide variety of real estate and financial services available to its affiliates, subsidiaries, and the general public.

45.  USAA REAL ESTATE DEVELOPMENT COMPANY
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to engage in the development of various real estate projects including but not limited to, the Retirement Community Project.

46.  USAA REAL ESTATE MANAGEMENT COMPANY
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to provide management services for properties owned by USAA Real Estate Development Company.

47.  QUORUM REAL ESTATE SERVICE CORPORATION
     d/b/a USAA REALTY COMPANY
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to manage USAA-owned real estate in Florida and the Southeast.

48.  USAA PROPERTIES FUND, INC.
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to serve as General Partner of various real estate limited partnerships involving USAA.

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49.  USAA PROPERTIES II, INC.
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to serve as General Partner of various real estate limited partnerships involving USAA.

50.  LA PAZ, INC.
     Texas corporation, wholly owned by USAA Real Estate Company.

     Organized for the purpose of owning and managing an office building complex.

51.  USAA REAL ESTATE EQUITIES REIT
     Delaware corporation. USAA Real Estate Company owns a 57.4% interest with the remaining 42.6% held by numerous non-affiliated shareholders..

     Organized as a real estate investment trust ("REIT").

52.  USAA EQUITY ADVISORS, INC.
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to provide advisory services to USAA Real Estate Equities REIT.

53.  ALHAMBRA GABLES ONE, INC.
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to acquire certain property in Florida.

54.  L.A. WILSHIRE ONE, INC.
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to acquire certain property in California.

55.  USAA REAL ESTATE MID-WEST, INC.
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to acquire, develop, own, manage, and/or dispose of real estate.

56.  LAS COLINAS MANAGEMENT COMPANY
     Delaware corporation, wholly owned by USAA Real Estate Company.

     Organized to acquire, develop, manage, and operate real estate.

57.  USAA INCOME PROPERTIES LIMITED PARTNERSHIP
     Delaware limited partnership. USAA Properties Fund, Inc. is the General Partner.

     Organized to invest in, acquire, construct, develop, improve, hold, maintain, manage, operate, lease, sell, dispose of certain properties and otherwise deal with real estate, real estate improvements or interests in real estate and real estate improvements, and to engage in any and all activities related or incidental thereto.

58.  USAA STRATUM EXECUTIVE CENTER JOINT VENTURE
     Texas joint venture. USAA Real Estate Company owns a 70% interest with the remaining 30% owned by USAA Real Estate Development Company.

     Organized to develop land situated in Travis County, Texas.

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59.  USGC JOINT VENTURE
     Connecticut joint venture. USAA Real Estate Company owns a 70% interest with the remainder owned by a non-affiliate company.

     Organized to acquire, own, finance, lease, operate and otherwise deal with Windsor IX (a certain parcel of real estate) and to acquire, own, finance, lease, operate and otherwise deal with Windsor X (a certain parcel of real estate) following the contribution of the Owners' equity interests in Windsor X to the Joint Venture.

60.  USAA REAL ESTATE LIMITED PARTNERSHIP
     Texas limited partnership, wholly owned by USAA Real Estate Company.

     Organized to (i) acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with certain real estate property; (ii) sell all or any portion of certain real estate property to buyers, including Affiliates or any Partner; and (iii) conduct such other activities as may be necessary, advisable, convenient or appropriate to promote or conduct the business of the Partnership.

61.  CHELMSFORD ASSOCIATES, LLC
     Texas limited liability company. American Industrial Properties REIT owns a 55.84% interest with the remaining 44.l6% owned by USAA Real Estate Company.

     Organized to acquire an interest in, construct, develop, improve, maintain, and operate the property and in connection with or incidental to the accomplishment of said purpose to enter into any kind of activity and to perform and carry out contracts.

62.  COLUMBUS CENTER ASSOCIATES, LTD.
     (Formerly BPG/STRADLER ASSOCIATES, LTD.) Florida limited partnership. Alhambra Gables One, Inc., a wholly owned subsidiary of USAA Real Estate Company, is the General Partner.

     Organized to invest in, hold, own, operate, maintain, improve, develop, sell, exchange, lease, and otherwise use certain property or direct or indirect interests therein, for profit and as an investment.

63.  5055 WILSHIRE LIMITED PARTNERSHIP

     Texas limited partnership. The Partnership consists of the following ownership percentages: USAA Real Estate Company 94%, USAA Properties II, Inc. 1.6%, and the remaining 4% owned by L.A. Wilshire One, Inc., subsidiaries of USAA Real Estate Company.

     Organized to develop, construct, own, hold, manage, operate, rent, maintain and repair and otherwise deal with the improvements and project land and own, hold, manage and operate, protect, preserve and enhance the value of additional land.

64.  WEST CHICAGO INDUSTRIAL, LTD.
     Texas limited partnership. La Paz, Inc., owns a 99% interest with the remaining l% owned by USAA Real Estate Midwest, Inc.

     Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with a certain parcel of real property located in Chicago, Du Page County, Illinois.

65.  CORAL GABLES ASSOCIATES
     Florida partnership, Columbus Center Associates, Ltd. (Managing Partner) owns 50% with the remaining 50% owned by International Business Machines Corporation.

     Organized to acquire, own, hold, develop, rezone, manage, operate, lease, finance, mortgage, sell and otherwise deal with that certain parcel of real property located in Coral Cables, Dade County, Florida.

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66.  LAS COLINAS - USAA LIMITED PARTNERSHIP
     Texas limited partnership. Las Colinas Management Company is the General Partner and owns a 9% interest. USAA owns a 91% interest.

     Organized to manage a resort complex and to develop a large tract of land and the surrounding area in Irving, Texas.

67.  PRIME REAL ESTATE EQUITIES I, L.P.
     Georgia limited partnership. USAA Real Estate Equities REIT owns a 1% interest as General Partner and a 38.7% interest as Limited Partner and USAA Real Estate Company owns a 3.6% interest as Limited Partner with the remaining owned by non-affiliated companies, National Equities, L.L.C. owns a 1% interest as General Partner and U.S. Property Fund Gmb H & Co.; KG owns a 57.5% interest as Limited Partner.

     Organized to acquire, own, develop, lease operate, manage, finance and hold for investment, office or industrial property.

68.  PRIME REAL ESTATE EQUITIES II, L.P.
     Georgia limited partnership. USAA Real Estate Equities REIT owns a 1% interest as General Partner and a 38.7% interest as Limited Partner and USAA Real Estate Company owns a 3.6% interest as Limited Partner with the remaining owned by non-affiliated companies, National Equities, L.L.C. owns a 1% interest as General Partner and U.S. Property Fund Gmb H & Co.; KG owns a 57.5% interest as Limited Partner.

     Organized to acquire, own, develop, lease operate, manage, finance and hold for investment, office or industrial property.

69.  SAN DIEGO EQUITIES REIT I
     Texas trust. USAA Real Estate Company owns 49.942% interest, SITQ BST-REIT I, L.P. owns 49.921% interest and 125 outside investors own .137%.

     Organized to acquire, own, lease, operate, manage, finance and hold for investment, office property.

70.  WASHINGTON REAL ESTATE EQUITIES REIT I
     Texas trust. USAA Real Estate Company owns 49.883% interest, SITQ BST-REIT I, L.P. owns 49.863% interest and 125 outside investors own .254%.

     Organized to acquire, own, lease, operate, manage, finance and hold for investment, office property.

71.  USAA LIFE INVESTMENT TRUST (REGISTRANT)

     Mutual fund underlying Separate Account of USAA Life funding variable annuity insurance product, and organized as a Delaware business trust.

     USAA Life Insurance Company, either directly or through the Separate Account of USAA Life Insurance Company, currently owns a majority of certain series of shares issued by the Registrant.

     The Registrant's audited financial statements are incorporated by reference into Part B of the Registrant's Form N-1A Registration Statement ("Registration Statement").

     No financial statements of any other company listed above are filed with the Registrant's Statement, as they are not required to be so filed.

72.  SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY
     Investment account organized under the laws of the State of Texas.

     USAA Life Insurance Company is the depositor.

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73.  LIFE INSURANCE SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY
     Investment account organized under the laws of the State of Texas.

     USAA Life Insurance Company is the depositor.

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